Exhibit 10.3
BROCADE COMMUNICATIONS SYSTEMS, INC.
1999 STOCK PLAN
(as amended and restated on November 17, 2006)
     1. Purposes of the Plan. The purposes of this 1999 Stock Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights and Restricted Stock Units may also be granted under the Plan.
     2. Definitions. As used herein, the following definitions shall apply:
          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
          (b) “Applicable Laws” means the requirements relating to the administration of equity-based award plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
          (c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights or Restricted Stock Units and other stock or cash awards as the Administrator may determine.
          (d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including an Option Agreement. The Award Agreement is subject to the terms and conditions of the Plan.
          (e) “Board” means the Board of Directors of the Company.
          (f) “Code” means the Internal Revenue Code of 1986, as amended.
          (g) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.
          (h) “Common Stock” means the common stock of the Company.

          (i) “Company” means Brocade Communications Systems, Inc., a Delaware corporation.
          (j) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
          (k) “Director” means a member of the Board.
          (l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
          (m) “Employee” means any individual, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual (i) is on any bona fide leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
          (p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
          (q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

          (r) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award grant. The Notice of Grant is part of the Award Agreement.
          (s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          (t) “Option” means a stock option granted pursuant to the Plan.
          (u) “Option Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
          (v) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.
          (w) “Optioned Stock” means the Common Stock subject to an Award.
          (x) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.
          (y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (z) “Participant” means the holder of an outstanding Award, including an Optionee.
          (aa) “Plan” means this 1999 Stock Plan.
          (bb) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.
          (cc) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Participant evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.
          (dd) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 12. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
          (ee) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
          (ff) “Section 16(b)” means Section 16(b) of the Exchange Act.
          (gg) “Service Provider” means an Employee, Director or Consultant.

          (hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
          (ii) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.
          (jj) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
     3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 7,607,000 Shares [60,856,000 Shares as adjusted for three 2:1 stock splits effective on or prior to 12/21/00], plus an annual increase to be added on the first day of the Company’s fiscal year beginning in 2000 equal to the lesser of (i) 5,000,000 shares [40,000,000 shares as adjusted for three 2:1 stock splits effective on or prior to 12/21/00], (ii) 5% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.
     If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares (or for Awards other than Options, the forfeited or repurchased Shares), which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock or Shares acquired pursuant to Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan.
     4. Administration of the Plan.
          (a) Procedure.
               (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.
               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
               (i) to determine the Fair Market Value;
               (ii) to select the Service Providers to whom Awards may be granted hereunder;
               (iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
               (iv) to approve forms of agreement for use under the Plan;
               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
               (vi) to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;
               (vii) to institute an Option Exchange Program;
               (viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
               (x) to modify or amend each Award (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;
               (xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
               (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.
          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.
     5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
     6. Limitations.
          (a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
          (b) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause.
          (c) The following limitations shall apply to grants of Options:
               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1.5 million Shares.
               (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1.5 million Shares which shall not count against the limit set forth in subsection (i) above.
               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.
               (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.
     7. Term of Plan. Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
     9. Option Exercise Price and Consideration.
          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
               (i) In the case of an Incentive Stock Option
                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.
          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.
          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:
               (i) cash;
               (ii) check;

               (iii) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
               (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
               (v) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;
               (vi) any combination of the foregoing methods of payment; or
               (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
     10. Exercise of Option.
          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.
     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
          (b) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (c) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (d) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.
     11. Stock Purchase Rights.
          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.
          (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.
          (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.
     12. Restricted Stock Units.
          (a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 12(d), may be left to the discretion of the Administrator.
          (b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria (which may include performance objectives based upon the achievement of Company-wide, departmental or individual goals, Company performance relative to selected other companies, or any other basis determined by the Administrator) in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
          (c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria (including without limitation, achievement of any applicable performance objectives), the Participant will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
          (d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Restricted Stock Units will be paid in Shares.
          (e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

     13. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.
     14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.
          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares or, with respect to Restricted Stock Units, all Shares shall vest, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, all restrictions on Restricted Stock shall lapse, and all outstanding Restricted Stock Units shall fully vest. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen

(15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share of Optioned Stock subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.
     15. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.
     16. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
     17. Conditions Upon Issuance of Shares.
          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
     20. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

Notice of Grant of Stock Options
and Option Agreement
Brocade Communications Systems, Inc.
ID: 77-0409517
1745 Technology Drive
San Jose, CA 95110

Name:	Option Number:
Address:	Plan:	1999
	ID:

Effective [DATE], you have been granted a(n) Non-Qualified Stock Option to buy [SHARES] shares of Brocade Communications Systems, Inc. (the Company) stock at $[PRICE] per share.
The total option price of the shares granted is $[PRICE].
Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Brocade Communications Systems, Inc.	Date

[EMPLOYEE NAME]	Date

BROCADE COMMUNICATIONS SYSTEMS, INC.
1999 STOCK OPTION PLAN
STOCK OPTION AGREEMENT
Termination Period:
          This Option may be exercised for three months after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for one year after Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.
I.      AGREEMENT
          A.      Grant of Option.
          The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.
          If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).
          B.      Exercise of Option.
                    (a)      Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.
                    (b)      Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to Elizabeth Moore, Stock Administrator, of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.
                    No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.
          C.      Method of Payment.
          Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
                    1.      cash; or
                    2.      check; or
                    3.      consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or
                    4.      surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or
                    5.      with the Administrator’s consent, delivery of Optionee’s promissory note (the “Note”) in the form attached hereto as Exhibit C, in the amount of the aggregate Exercise Price of the Exercised Shares together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit B. The Note shall bear interest at the “applicable federal rate” prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement.
          D.      Non-Transferability of Option.
          This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
          E.      Term of Option.
          This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.
          F.      Tax Consequences.
          Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
          G.      Exercising the Option.
                    1.      Nonstatutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

                    2.      Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.
                    3.      Disposition of Shares.
                              (a)      NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.
                              (b)      ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.
                              (c)      Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.
          H.      Entire Agreement; Governing Law.
                    The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.
          I.      NO GUARANTEE OF CONTINUED SERVICE.
                    OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
          By your signature and the signature of the Company’s representative, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated on page one.

[FORM OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT]
BROCADE COMMUNICATIONS SYSTEMS, INC.
1999 STOCK PLAN (AS AMENDED AND RESTATED)
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
NOTICE OF GRANT
[GRANTEE NAME]
[GRANTEE ADDRESS]
     You (“Grantee”) have been granted an award of Restricted Stock Units under the Company’s Amended and Restated 1999 Stock Plan (the “Plan”). The date of this Restricted Stock Units Agreement (the “Agreement”) is the Grant Date defined below. Subject to the provisions of Appendices A and B (attached) and the Plan, the principal features of this award are as follows:

Grant Date:	[ ] (the “Grant Date”)

Target Number of Restricted Stock Units:	[ ] (the “Target Number of Restricted Stock Units”)

Performance Period:	Three year period beginning [PERFORMANCE PERIOD BEGIN DATE] through [PERFORMANCE PERIOD END DATE] (subject to Section 4(c) of Appendix A) (the “Performance Period”).

Performance Matrix:	The number of Restricted Stock Units in which you may vest in accordance with the Vesting Schedule will depend upon achievement of targets in Revenue Growth, Operating Income Growth, Free Cash Flow Growth, and Stock Price Performance for the Performance Period as set forth in Section 1 of Appendix A.

Vesting Schedule:	The Restricted Stock Units will vest on the final day of the Performance Period, unless vested earlier in accordance with the terms of this Award (the “Vesting Date”); provided, that Grantee remains a Service Provider to the Company through the Vesting Date (or as otherwise set forth in this Agreement).
     Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendices A and B and the Plan. For example, important additional information on vesting and forfeiture of the Restricted Stock Units is contained in Sections 3 through 5 and Section 7 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDICES A AND B AND THE PLAN, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS AWARD.

BROCADE COMMUNICATIONS SYSTEMS, INC.	GRANTEE

Signature	Signature

Print Name	Print Name

Title

APPENDIX A
TERMS AND CONDITIONS OF PERFORMANCE-BASED RESTRICTED STOCK UNITS
     Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.
     1. Grant.
          (a) The Company hereby grants to the Grantee under the Plan an award of the Target Number of Restricted Stock Units set forth on the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan. For each Restricted Stock Unit that vests, the Grantee will be entitled to receive one (1) Share (subject to automatic adjustment for stock splits, combinations and other adjustments as contemplated in the Plan).
          (b) The number of Restricted Stock Units in which the Grantee may vest shall be measured based on the Company’s relative performance versus a Peer Group as defined on Appendix B for the Performance Period with respect to the following metrics measured at the beginning and end of the Performance Period (or most readily available dates closest in time prior to such beginning and end dates for the Peer Group companies):

Metrics	Weighting
Revenue Growth	25%
Operating Income Growth	25%
Free Cash Flow Growth	25%
Stock Price Performance	25%
          (c) Definitions.
               (i) “Revenue Growth” shall be the measure of revenue on a GAAP basis for each of the twelve month periods as of the beginning and end of the Performance Period (or most readily available dates closest in time prior to such beginning and end dates for the Peer Group companies)
               (ii) “Operating Income Growth” shall be the measure of income from operations on a GAAP basis, for each of the twelve month periods as of the beginning and end of the Performance Period (or most readily available dates closest in time prior to such beginning and end dates for the Peer Group companies).
               (iii) “Free Cash Flow Growth” shall be the measure of cash flows from operating activities less purchases of property and equipment on a GAAP basis, for each of the twelve month periods as of the beginning and end of the Performance Period (or most readily available dates closest in time prior to such beginning and end dates for the Peer Group companies).
               (iv) “Stock Price Performance” shall be the measure of the average daily price of one share of common stock (as adjusted for stock splits, combinations and the like) as reported on the applicable primary stock exchange on which such shares are listed for the ten (10) trading days prior to (and including) the beginning and end of the Performance Period.

          (d) The number of the Restricted Stock Units in which the Grantee may vest will range from zero percent (0%) of the Target Number of Restricted Stock Units to two hundred percent (200%) of the Target Number of Restricted Stock Units and shall be determined as follows:

Threshold		Target		Maximum
Average Percentile		Average Percentile		Average Percentile
Performance		Performance		Performance
v.		v.		v.
Peer Group	Payout	Peer Group	Payout	Peer Group	Payout
35th	25%	50th	100%	75th (or higher)	200%
NOTE: The actual amount of the payout shall be interpolated on a straight line basis between (i) the Threshold and Target, or (ii) the Target and Maximum, as the case may be. An Average Percentile Performance v. Peer Group of less than the 35th percentile shall not be entitled to any payout under this Award. An Average Percentile Performance v. Peer Group of greater than the 75th percentile shall be entitled to a payout of 200% of the Target Number of Restricted Stock Units.
     Example(s) for illustration purposes only:

Performance Metric	Example 1	Example 2
Revenue Growth	25th percentile	50th percentile
Operating Income Growth	50th percentile	80th percentile
Free Cash Flow Growth	35th percentile	75th percentile
Stock Price Performance	90th percentile	35th percentile
Overall Average Percentile Performance	50th percentile	60th percentile
Percent of Target Award Earned	100% of Target	140% of Target
          (e) When Shares are paid to the Grantee in payment for the Restricted Stock Units, par value ($.001 per share) will be deemed paid by the Grantee for each Restricted Stock Unit by services rendered by the Grantee, and will be subject to the appropriate tax withholdings.
     2. Company’s Obligation to Pay. Each Restricted Stock Unit has a value equal to the Fair Market Value of a Share on the date that the Restricted Stock Unit is granted. Unless and until the Restricted Stock Units have vested in the manner set forth in Sections 3 through 5, the Grantee will have no right to payment of such Restricted Stock Units. Prior to actual payment of Shares upon the vesting of any Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation. Payment of any vested Restricted Stock Units shall be made in whole Shares only and any fractional Shares will be forfeited at the time of payment.
     3. Vesting Schedule/Period of Restriction. Except as provided in Sections 4 and 5, and subject to Section 7, the Restricted Stock Units awarded by this Agreement shall vest in accordance with the vesting provisions set forth on the Notice of Grant and Section 1 of this Agreement. Restricted Stock Units shall not vest in accordance with any of the provisions of this Agreement unless the Grantee shall have been continuously employed by the Company or by its Parent or other successor or a Subsidiary from the Grant Date until the Vesting Date occurs.
4. Modifications to Vesting Schedule.
          (a) Vesting upon Leave of Absence. In the event that the Grantee takes an authorized leave of absence (“LOA”), the Restricted Stock Units awarded by this Agreement that are eligible to be earned shall either: (i) not be affected, or (ii) shall be deferred for a period of time equal to the duration of such LOA, based on the Company’s LOA policy in effect at such time as determined by the Company in its sole discretion.
          (b) Death or Disability of Grantee. In the event that the Grantee’s relationship with the Company or its Parent or other successor or a Subsidiary as a Service Provider is terminated prior to full vesting of the Restricted Stock Units due to his or her death or Disability, the unvested portion of the Restricted Stock Units subject to this Restricted Stock Unit award shall be forfeited on the date of the Grantee’s death or Disability.
          (c) Change in Control.
               (i) In the event of a Change in Control during the Performance Period, the Performance Period shall be deemed to end immediately prior to the Change in Control for purposes of calculating the performance of the Company against the Peer Group. The Vesting Date shall remain based on the original term of the Performance Period as set forth in the Notice of Grant (unless vested earlier in accordance with the terms of this Award and provided that Grantee remains a Service Provider to the Company (or its successor(s)) through the Vesting Date or as otherwise set forth in this Agreement).
[NOTE: Include the following if change of control arrangements are applicable to the grant:]
               [(ii) Notwithstanding Section 4(c)(i), if Grantee’s employment with the Company (or any Parent or Subsidiary of the Company) is terminated by the Company (or the Parent or Subsidiary of the Company) without Cause or by Grantee for Good Reason in Connection with a Change of Control, then the greater of: (a) [AMOUNT OF ACCELERATION]% of the original number of Target Number of Restricted Stock Units set forth in the Notice of Grant, or (b) the number of Restricted Stock Units which would vest in accordance with Section 4(c)(i), shall immediately vest as of the date of Grantee’s termination of employment with the Company (or any Parent or Subsidiary of the Company).
               (iii) Any additional vesting of Restricted Stock Units pursuant to Section 4(c)(i)(a) and payment to Grantee of such underlying Shares shall be contingent on the following: (i) receipt by the Company of a signed release of claims in form and substance satisfactory to the Company (or its successor(s)) and expiration of any applicable revocation period with respect to such release; (ii) Grantee agrees not to knowingly disparage, criticize or otherwise make any derogatory statements regarding the Company, its directors or officers (other than statements made truthfully in response to a subpoena or other compulsory legal process); and (iii) Grantee agrees to continue to comply with the terms of the Company’s Employment, Confidential Information and Invention Assignment Agreement entered into by Grantee.
               (iv) Definitions.
                    (A) Cause. For purposes of this Agreement, “Cause” means (i) Grantee’s willful and continued failure to perform the duties and responsibilities of his position that is not corrected within a thirty (30) day correction period that begins upon delivery to Grantee of a written demand for performance from the Board that describes the basis for the Board’s belief that Grantee has not substantially performed his duties; (ii) any act of personal dishonesty taken by Grantee in connection with his or her responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in substantial personal enrichment of

Grantee; (iii) Grantee’s conviction of, or plea of nolo contendre to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business, or (iv) Grantee materially breaching Grantee’s Confidential Information Agreement, which breach is (if capable of cure) not cured within thirty (30) days after the Company delivers written notice to Grantee of the breach.
                    (B) Change of Control. For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following events:
                         (1) the consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
                         (2) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
                         (3) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or
                         (4) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.
                    (C) Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following, without Grantee’s consent: (i) a material reduction of Grantee’s duties, title, authority or responsibilities in effect immediately prior to a Change of Control; (ii) a reduction in Grantee’s base salary or target annual cash incentive compensation; (iii) the failure of the Company to obtain the assumption of the Agreement by the successor, or (iv) the Company requiring Grantee to relocate his or her principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a thirty-five (35) mile radius from Grantee’s current principal place of employment; provided, however, that Grantee only will have Good Reason if the Executive gives written notice to the Chief Executive Officer of the Company of the event or circumstances constituting Good Reason specified in any of the preceding clauses within ninety (90) days of its initial occurrence and such event or circumstance is not cured within thirty (30) days after Grantee gives such written notice to the Board. Grantee’s actions approving any of the foregoing changes (that otherwise may be considered Good Reason) will be considered consent for the purposes of this Good Reason definition.

                    (D) In Connection with a Change of Control. For purposes of this Agreement, a termination of Grantee’s employment with the Company is “in Connection with a Change of Control” if Grantee’s employment is terminated at any time from thirty (30) days prior to a Change of Control through the remainder of the original Performance Period following a Change of Control.]
     5. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units at any time, subject to the terms of the Plan. Such acceleration may result in tax or other consequences to the Grantee. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If the Administrator, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units, the payment of such accelerated Restricted Stock Units nevertheless shall be made at the same time or times as if such Restricted Stock Units had vested in accordance with the vesting schedule set forth on the Notice of Grant and Section 1 of this Agreement or as otherwise provided herein (whether or not the Grantee remains employed by the Company or by one of its Subsidiaries as of such date(s)). The Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.
     6. Payment after Vesting. Any Restricted Stock Units that vest in accordance with Sections 3 through 4 of this Agreement will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) as soon as practicable following the Vesting Date, subject to Section 9, but no later than March 15th of the calendar year following the Vesting Date.
     7. Forfeiture. The balance of the Restricted Stock Units that have not vested pursuant to Sections 3 through 5 at the time of the termination of the Grantee’s relationship with the Company as a Service Provider for any or no reason will be forfeited.
     8. [Reserved.]
     9. Withholding of Taxes.
          (a) General. Regardless of any action the Company and/or the Grantee’s employer (the “Employer”) take with respect to any or all income tax (including U.S. federal, state, local and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholdings (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and that the Company and/or the Employer (i) make no guarantees or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, the delivery of Shares, the subsequent sale of any Shares received at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the award to reduce or eliminate the Grantee’s liability for Tax-Related Items.
          (b) Payment of Tax-Related Items. The Grantee authorizes the Company and/or the Employer, at its discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding a portion of the Shares issued as payment for vested Restricted Stock Units that have an aggregate market value sufficient to pay all Tax-Related Items required to be withheld by the Company and/or the Employer with respect to the vesting of the Restricted Stock Units and issuance of the Shares, unless the Company, in its sole discretion, either requires or otherwise permits the Grantee to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations. The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no refund for any value of the Shares withheld in excess of the tax obligation as a result of such rounding.
          If the obligation of Tax-Related Items is satisfied by reducing the number of Shares delivered as described herein, the Grantee is deemed to have been issued the full number of Shares subject to the award of Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the award.
          If the foregoing method of withholding is prohibited or insufficient to satisfy all Tax-Related Items required to be withheld by the Company and/or the Employer with respect to the vesting of the Restricted Stock Units and issuance of the Shares or if the Company, in its discretion, determines not to apply the foregoing method of withholding, then the Grantee hereby authorizes the Company and/or the Employer to satisfy such obligations by one or a combination of the following: (i) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer, to the maximum extent permitted by law; or (ii) selling the applicable number of Shares or arranging for the sale of the applicable number of Shares (in either case on the Grantee’s behalf and at the Grantee’s discretion pursuant to this authorization) issued in settlement of vested Restricted Stock Units and retaining the requisite proceeds from such sale.
          Finally, the Grantee shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver to the Grantee any Shares pursuant to the award if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items, as described in this Section 9.
     10. Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
     11. No Effect on Employment. Subject to any employment contract with the Grantee, the terms of such employment will be determined from time to time by the Company, or the Subsidiary employing the Grantee, as the case may be, and the Company, or the Subsidiary employing the Grantee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Grantee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth on the first page of this Agreement do not constitute an express or implied promise of continued employment for any period of time. A leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Company or the Subsidiary employing the Grantee, as the case may be, shall not be deemed a termination of the Grantee’s relationship with the Company as a Service Provider for the purposes of this Agreement.

     12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Stock Administrator, at 1745 Technology Drive, San Jose, California 95110, USA or at such other address as the Company may hereafter designate in writing, with a copy to the Company, C/O General Counsel, 1745 Technology Drive, San Jose, California 95110, USA.
     13. Grant is Not Transferable. Except to the limited extent provided in this Agreement or the Plan, this grant of Restricted Stock Units and the rights and privileges conferred hereby will not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until the Grantee has been issued Shares in payment of the Restricted Stock Units. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
     14. Restrictions on Sale of Securities. The Shares issued as payment for vested Restricted Stock Units under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt. However, a Grantee’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other U.S. securities laws or other Applicable Laws.
     15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     16. Additional Conditions to Issuance of Certificates for Shares. The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Vesting Date of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.
     17. Plan Governs. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.
     18. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Grantee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

     19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     20. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
     21. Modifications to the Agreement. This Agreement, including Appendix A, together with the Plan, constitutes the entire understanding of the parties on the subjects covered, subject to any applicable pre-existing agreement or agreement entered into after the date hereof relating to full or partial acceleration of vesting in the event of a change of control of the Company (or similar event). The Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein or expressly contemplated above. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Grantee, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this award of Restricted Stock Units. Notwithstanding the foregoing, if required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), no Restricted Stock Units will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) earlier than six (6) months and one (1) day following the date of the Termination of the Grantee’s relationship with the Company as a Service Provider, subject to Section 9.
     22. Amendment, Suspension or Termination of the Plan. By accepting this Restricted Stock Units award, the Grantee expressly warrants that he or she has received a right to receive stock under the Plan, and has received, read and understood a description of the Plan. The Grantee understands that the Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, except as otherwise provided in the Plan and/or the Agreement.
     23. Labor Law and Nature of Grant. In accepting the award of Restricted Stock Units, the Grantee acknowledges that:
          (a) the Plan is established voluntarily by the Company;
          (b) the award of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded repeatedly in the past;
          (c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
          (d) the Grantee’s participation in the Plan is voluntary;
          (e) the award is an extraordinary item that is outside the scope of the Grantee’s employment or service contract, if any;

          (f) the award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
          (g) in the event that the Grantee is not an employee of the Company, the award will not be interpreted to form an employment or service contract or relationship with the Company; and, furthermore, the award will not be interpreted to form an employment or service contract or relationship with the Employer or any Parent or other successor or a Subsidiary of the Company;
          (h) the future value of the underlying Shares is unknown and cannot be predicted with certainty;
          (i) the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the acquisition or sale of Shares; and
          (j) the Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.
     24. Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Notice of Grant and this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.
          The Grantee understands that the Company and the Employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
          The Grantee understands that Data will be transferred to E*Trade or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands the recipients of Data may be located in the Grantee’s country, in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company, E*Trade and any other potential recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusing or withdrawing consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.
     25. Notice of Governing Law. This award of Restricted Stock Units shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the award of Restricted Stock Units, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted on in the courts of Santa Clara County, California or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
     26. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means, or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

APPENDIX B
PEER GROUP
[NOTE: THE LIST OF PEER GROUP COMPANIES SHALL BE DETERMINED BY THE COMPENSATION COMMITTEE IN CONNECTION WITH PERFORMANCE RSU GRANTS.]

[FORM OF TIME-BASED RESTRICTED STOCK UNIT AGREEMENT]
BROCADE COMMUNICATIONS SYSTEMS, INC.
1999 STOCK PLAN (AS AMENDED AND RESTATED)
RESTRICTED STOCK UNIT AGREEMENT
NOTICE OF GRANT
[GRANTEE NAME]
[GRANTEE ADDRESS]
     You (“Grantee”) have been granted an award of Restricted Stock Units under the Company’s Amended and Restated 1999 Stock Plan (the “Plan”). The date of this Restricted Stock Units Agreement (the “Agreement”) is the Grant Date defined below. Subject to the provisions of Appendix A and the Plan, which are attached hereto and incorporated herein in their entirety, the principal features of this award are as follows:

Grant Date:	[GRANT DATE] (the “Grant Date”)

Number of Restricted Stock Units:	[NUMBER OF RSUs] (the “Number of Restricted Stock Units”)

Vesting Schedule:	The Restricted Stock Units will vest in accordance with the following Vesting Schedule; provided, Grantee remains a Service Provider to the Company through the applicable vesting dates (the “Vesting Schedule”):

[INSERT VESTING SCHEDULE]
     Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and forfeiture of the Restricted Stock Units is contained in Sections 3 through 5 and Section 7 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A AND THE PLAN, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS AWARD.

BROCADE COMMUNICATIONS SYSTEMS, INC.	GRANTEE

Signature	Signature

Print Name	Print Name

Title

APPENDIX A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
     Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.
          1. Grant.
               (a) The Company hereby grants to the Grantee under the Plan an award of the Number of Restricted Stock Units set forth on the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan. For each Restricted Stock Unit that vests, the Grantee will be entitled to receive one (1) Share (subject to automatic adjustment for stock splits, combinations and other adjustments contemplated in the Plan).
               (b) When Shares are paid to the Grantee in payment for the Restricted Stock Units, par value ($.001 per share) will be deemed paid by the Grantee for each Restricted Stock Unit by services rendered by the Grantee, and will be subject to the appropriate tax withholdings.
     2. Company’s Obligation to Pay. Each Restricted Stock Unit has a value equal to the Fair Market Value of a Share on the date that the Restricted Stock Unit is granted. Unless and until the Restricted Stock Units have vested in the manner set forth in Sections 3 through 5, the Grantee will have no right to payment of such Restricted Stock Units. Prior to actual payment of Shares upon the vesting of any Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation. Payment of any vested Restricted Stock Units shall be made in whole Shares only and any fractional Shares will be forfeited at the time of payment.
     3. Vesting Schedule/Period of Restriction. Except as provided in Sections 4 and 5, and subject to Section 7, the Restricted Stock Units awarded by this Agreement shall vest in accordance with the vesting provisions set forth on the Notice of Grant. Restricted Stock Units shall not vest in accordance with any of the provisions of this Agreement unless the Grantee shall have been continuously employed by the Company or by its Parent or other successor or a Subsidiary from the Grant Date through the dates the Restricted Stock Units are otherwise scheduled to vest.
4. Modifications to Vesting Schedule.
          (a) Vesting upon Leave of Absence. In the event that the Grantee takes an authorized leave of absence (“LOA”), the Restricted Stock Units awarded by this Agreement that are eligible to be earned shall either: (i) not be affected, or (ii) shall be deferred for a period of time equal to the duration of such LOA, based on the Company’s LOA policy in effect at such time as determined by the Company in its sole discretion.
          (b) Death or Disability of Grantee. In the event that the Grantee’s relationship with the Company or its Parent or other successor or a Subsidiary as a Service Provider is terminated prior to full vesting of the Restricted Stock Units due to his or her death or Disability, the unvested portion of the Restricted Stock Units subject to this Restricted Stock Unit award shall be forfeited on the date of the Grantee’s death or Disability.

[NOTE: Include the following if change of control arrangements are applicable to the grant:]
          [(c) Change in Control.
               (i) If Grantee’s employment with the Company (or any Parent or Subsidiary of the Company) is terminated by the Company (or the Parent or Subsidiary of the Company) without Cause or by Grantee for Good Reason in Connection with a Change of Control, then [AMOUNT OF ACCELERATION]% of the Number of Restricted Stock Units set forth in the Notice of Grant then unvested shall immediately vest as of the date of Grantee’s termination of employment with the Company (or any Parent or Subsidiary of the Company).
               (ii) Any additional vesting of Restricted Stock Units pursuant to Section 4(c)(i) and payment to Grantee of such underlying Shares shall be contingent on the following: (i) receipt by the Company of a signed release of claims in form and substance satisfactory to the Company (or its successor(s)) and expiration of any applicable revocation period with respect to such release; (ii) Grantee agrees not to knowingly disparage, criticize or otherwise make any derogatory statements regarding the Company, its directors or officers (other than statements made truthfully in response to a subpoena or other compulsory legal process); and (iii) Grantee agrees to continue to comply with the terms of the Company’s Employment, Confidential Information and Invention Assignment Agreement entered into by Grantee.
               (iii) Definitions.
                    (A) Cause. For purposes of this Agreement, “Cause” means (i) Grantee’s willful and continued failure to perform the duties and responsibilities of his position that is not corrected within a thirty (30) day correction period that begins upon delivery to Grantee of a written demand for performance from the Board that describes the basis for the Board’s belief that Grantee has not substantially performed his duties; (ii) any act of personal dishonesty taken by Grantee in connection with his or her responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in substantial personal enrichment of Grantee; (iii) Grantee’s conviction of, or plea of nolo contendre to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business, or (iv) Grantee materially breaching Grantee’s Confidential Information Agreement, which breach is (if capable of cure) not cured within thirty (30) days after the Company delivers written notice to Grantee of the breach.
                    (B) Change of Control. For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following events:
                         (1) the consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
                         (2) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

                         (3) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or
                         (4) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.
                    (C) Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following, without Grantee’s consent: (i) a material reduction of Grantee’s duties, title, authority or responsibilities in effect immediately prior to a Change of Control; (ii) a reduction in Grantee’s base salary or target annual cash incentive compensation; (iii) the failure of the Company to obtain the assumption of the Agreement by the successor, or (iv) the Company requiring Grantee to relocate his or her principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a thirty-five (35) mile radius from Grantee’s current principal place of employment; provided, however, that Grantee only will have Good Reason if the Executive gives written notice to the Chief Executive Officer of the Company of the event or circumstances constituting Good Reason specified in any of the preceding clauses within ninety (90) days of its initial occurrence and such event or circumstance is not cured within thirty (30) days after Grantee gives such written notice to the Board. Grantee’s actions approving any of the foregoing changes (that otherwise may be considered Good Reason) will be considered consent for the purposes of this Good Reason definition.
                    (D) In Connection with a Change of Control. For purposes of this Agreement, a termination of Grantee’s employment with the Company is “in Connection with a Change of Control” if Grantee’s employment is terminated at any time from thirty (30) days prior to a Change of Control through the last vesting date under the Vesting Schedule following a Change of Control.]
     5. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units at any time, subject to the terms of the Plan. Such acceleration may result in tax or other consequences to the Grantee. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If the Administrator, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units, the payment of such accelerated Restricted Stock Units nevertheless shall be made at the same time or times as if such Restricted Stock Units had vested in accordance with the vesting schedule set forth on the Notice of Grant and Section 1 of this Agreement or as otherwise provided herein (whether or not the Grantee remains employed by the Company or by one of its Subsidiaries as of such date(s)). The Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

     6. Payment after Vesting. Any Restricted Stock Units that vest in accordance with Sections 3 through 4 of this Agreement will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) as soon as practicable following the applicable vesting date, subject to Section 9, but no later than March 15th of the calendar year following the applicable vesting date.
     7. Forfeiture. The balance of the Restricted Stock Units that have not vested pursuant to Sections 3 through 5 at the time of the termination of the Grantee’s relationship with the Company as a Service Provider for any or no reason will be forfeited.
     8. [Reserved.]
     9. Withholding of Taxes.
          (a) General. Regardless of any action the Company and/or the Grantee’s employer (the “Employer”) take with respect to any or all income tax (including U.S. federal, state, local and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholdings (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and that the Company and/or the Employer (i) make no guarantees or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, the delivery of Shares, the subsequent sale of any Shares received at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the award to reduce or eliminate the Grantee’s liability for Tax-Related Items.
          (b) Payment of Tax-Related Items. The Grantee authorizes the Company and/or the Employer, at its discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding a portion of the Shares issued as payment for vested Restricted Stock Units that have an aggregate market value sufficient to pay all Tax-Related Items required to be withheld by the Company and/or the Employer with respect to the vesting of the Restricted Stock Units and issuance of the Shares, unless the Company, in its sole discretion, either requires or otherwise permits the Grantee to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations. The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no refund for any value of the Shares withheld in excess of the tax obligation as a result of such rounding.
          If the obligation of Tax-Related Items is satisfied by reducing the number of Shares delivered as described herein, the Grantee is deemed to have been issued the full number of Shares subject to the award of Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the award.
          If the foregoing method of withholding is prohibited or insufficient to satisfy all Tax-Related Items required to be withheld by the Company and/or the Employer with respect to the vesting of the Restricted Stock Units and issuance of the Shares or if the Company, in its discretion, determines not to apply the foregoing method of withholding, then the Grantee hereby authorizes the Company and/or the Employer to satisfy such obligations by one or a combination of the following: (i) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer, to the maximum extent permitted by law; or (ii) selling the applicable number of Shares or arranging for the sale of the applicable number of Shares (in either case on the Grantee’s behalf and at the Grantee’s discretion pursuant to this authorization) issued in settlement of vested Restricted Stock Units and retaining the requisite proceeds from such sale.
          Finally, the Grantee shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver to the Grantee any Shares pursuant to the award if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items, as described in this Section 9.
     10. Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
     11. No Effect on Employment. Subject to any employment contract with the Grantee, the terms of such employment will be determined from time to time by the Company, or the Subsidiary employing the Grantee, as the case may be, and the Company, or the Subsidiary employing the Grantee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Grantee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth on the first page of this Agreement do not constitute an express or implied promise of continued employment for any period of time. A leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Company or the Subsidiary employing the Grantee, as the case may be, shall not be deemed a termination of the Grantee’s relationship with the Company or its Subsidiary as a Service Provider for the purposes of this Agreement.
     12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Stock Administrator, at 1745 Technology Drive, San Jose, California, 95110, USA, or at such other address as the Company may hereafter designate in writing, with a copy to the Company, C/O General Counsel, 1745 Technology Drive, San Jose, California, 95110, USA.
     13. Grant is Not Transferable. Except to the limited extent provided in this Agreement or the Plan, this grant of Restricted Stock Units and the rights and privileges conferred hereby will not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until the Grantee has been issued Shares in payment of the Restricted Stock Units. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
     14. Restrictions on Sale of Securities. The Shares issued as payment for vested Restricted Stock Units under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt. However, a Grantee’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other U.S. securities laws or other Applicable Laws.
     15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     16. Additional Conditions to Issuance of Certificates for Shares. The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal or non-U.S. law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal or non-U.S. governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Vesting Date of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.
     17. Plan Governs. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.
     18. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Grantee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
     19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     20. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
     21. Modifications to the Agreement. This Agreement, including Appendix A, together with the Plan, constitutes the entire understanding of the parties on the subjects covered, subject to any applicable pre-existing agreement or agreement entered into after the date hereof relating to full or partial acceleration of vesting in the event of a change of control of the Company (or similar event). The Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein or expressly contemplated above. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Grantee, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this award of Restricted Stock Units. Notwithstanding the foregoing, if required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), no Restricted Stock Units will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) earlier than six (6) months and one (1) day following the date of the Termination of the Grantee’s relationship with the Company as a Service Provider, subject to Section 9.
     22. Amendment, Suspension or Termination of the Plan. By accepting this Restricted Stock Units award, the Grantee expressly warrants that he or she has received a right to receive stock under the Plan, and has received, read and understood a description of the Plan. The Grantee understands that the Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, except as otherwise provided in the Plan and/or the Agreement.
     23. Labor Law and Nature of Grant. In accepting the award of Restricted Stock Units, the Grantee acknowledges that:
          (a) the Plan is established voluntarily by the Company;
          (b) the award of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded repeatedly in the past;
          (c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
          (d) the Grantee’s participation in the Plan is voluntary;
          (e) the award is an extraordinary item that is outside the scope of the Grantee’s employment or service contract, if any;
          (f) the award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
          (g) in the event that the Grantee is not an employee of the Company, the award will not be interpreted to form an employment or service contract or relationship with the Company; and, furthermore, the award will not be interpreted to form an employment or service contract or relationship with the Employer or any Parent or other successor or a Subsidiary of the Company;
          (h) the future value of the underlying Shares is unknown and cannot be predicted with certainty;
          (i) the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the acquisition or sale of Shares; and

          (j) the Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.
     24. Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Notice of Grant and this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.
          The Grantee understands that the Company and the Employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
          The Grantee understands that Data will be transferred to E*Trade or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands the recipients of Data may be located in the Grantee’s country, in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company, E*Trade and any other potential recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusing or withdrawing consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.
     25. Notice of Governing Law. This award of Restricted Stock Units shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the award of Restricted Stock Units, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted on in the courts of Santa Clara County, California or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
     26. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means, or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

[FORM OF TIME-BASED RESTRICTED STOCK UNIT AGREEMENT]
BROCADE COMMUNICATIONS SYSTEMS, INC.
1999 STOCK PLAN (AS AMENDED AND RESTATED)
RESTRICTED STOCK UNIT AGREEMENT
FOR NON-U.S. EMPLOYEES
NOTICE OF GRANT
[GRANTEE NAME]
[GRANTEE ADDRESS]
     You (“Grantee”) have been granted an award of Restricted Stock Units under the Company’s Amended and Restated 1999 Stock Plan (the “Plan”). The date of this Restricted Stock Units Agreement (the “Agreement”) is the Grant Date defined below. Subject to the provisions of Appendix A (attached), any appendix to the Agreement for the Grantee’s country of residence (“Appendix B”) and the Plan, all of which are attached hereto and incorporated herein in their entirety, the principal features of this award are as follows:

Grant Date:	[GRANT DATE] (the “Grant Date”)

Number of Restricted Stock Units:	[NUMBER OF RSUs] (the “Number of Restricted Stock Units”)

Vesting Schedule:	The Restricted Stock Units will vest in accordance with the following Vesting Schedule; provided, Grantee remains a Service Provider to the Company through the applicable vesting dates (the “Vesting Schedule”):

[INSERT VESTING SCHEDULE]
     Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A, Appendix B and the Plan. For example, important additional information on vesting and forfeiture of the Restricted Stock Units is contained in Sections 3 through 5 and Section 7 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, APPENDIX B AND THE PLAN, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS AWARD.

BROCADE COMMUNICATIONS SYSTEMS, INC.	GRANTEE

Signature	Signature

Print Name	Print Name

Title

APPENDIX A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
FOR NON-U.S. EMPLOYEES
     Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.
          1. Grant.
               (a) The Company hereby grants to the Grantee under the Plan an award of the Number of Restricted Stock Units set forth on the Notice of Grant, subject to all of the terms and conditions in this Agreement, Appendix B and the Plan. For each Restricted Stock Unit that vests, the Grantee will be entitled to receive one (1) Share (subject to automatic adjustment for stock splits, combinations and other adjustments contemplated in the Plan).
               (b) When Shares are paid to the Grantee in payment for the Restricted Stock Units, par value ($.001 per share) will be deemed paid by the Grantee for each Restricted Stock Unit by services rendered by the Grantee, and will be subject to the appropriate tax withholdings.
     2. Company’s Obligation to Pay. Each Restricted Stock Unit has a value equal to the Fair Market Value of a Share on the date that the Restricted Stock Unit is granted. Unless and until the Restricted Stock Units have vested in the manner set forth in Sections 3 through 5, the Grantee will have no right to payment of such Restricted Stock Units. Prior to actual payment of Shares upon the vesting of any Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation. Payment of any vested Restricted Stock Units shall be made in whole Shares only and any fractional Shares will be forfeited at the time of payment.
     3. Vesting Schedule/Period of Restriction. Except as provided in Sections 4 and 5, and subject to Section 7, the Restricted Stock Units awarded by this Agreement shall vest in accordance with the vesting provisions set forth on the Notice of Grant. Restricted Stock Units shall not vest in accordance with any of the provisions of this Agreement unless the Grantee shall have been continuously employed by the Company or by its Parent or other successor or a Subsidiary from the Grant Date through the dates the Restricted Stock Units are otherwise scheduled to vest.
     4. Modifications to Vesting Schedule.
          (a) Vesting upon Leave of Absence. In the event that the Grantee takes an authorized leave of absence (“LOA”), the Restricted Stock Units awarded by this Agreement that are eligible to be earned shall either: (i) not be affected, or (ii) shall be deferred for a period of time equal to the duration of such LOA, based on the Company’s LOA policy in effect at such time as determined by the Company in its sole discretion.
          (b) Death or Disability of Grantee. In the event that the Grantee’s relationship with the Company or its Parent or other successor or a Subsidiary as a Service Provider is terminated prior to full vesting of the Restricted Stock Units due to his or her death or Disability, the unvested portion of the Restricted Stock Units subject to this Restricted Stock Unit award shall be forfeited on the date of the Grantee’s death or Disability.

     5. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units at any time, subject to the terms of the Plan. Such acceleration may result in tax or other consequences to the Grantee. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If the Administrator, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units, the payment of such accelerated Restricted Stock Units nevertheless shall be made at the same time or times as if such Restricted Stock Units had vested in accordance with the vesting schedule set forth on the Notice of Grant and Section 1 of this Agreement or as otherwise provided herein (whether or not the Grantee remains employed by the Company or by one of its Subsidiaries as of such date(s)). The Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.
     6. Payment after Vesting. Any Restricted Stock Units that vest in accordance with Sections 3 through 4 of this Agreement will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) as soon as practicable following the applicable vesting date, subject to Section 9, but no later than March 15th of the calendar year following the applicable vesting date.
     7. Forfeiture. The balance of the Restricted Stock Units that have not vested pursuant to Sections 3 through 5 at the time of the termination of the Grantee’s relationship with the Company as a Service Provider for any or no reason will be forfeited.
     8. [Reserved.]
     9. Withholding of Taxes.
          (a) General. Regardless of any action the Company and/or the Grantee’s employer (the “Employer”) take with respect to any or all income tax (including U.S. federal, state, local and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholdings (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and that the Company and/or the Employer (i) make no guarantees or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, the delivery of Shares, the subsequent sale of any Shares received at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the award to reduce or eliminate the Grantee’s liability for Tax-Related Items.
          (b) Payment of Tax-Related Items. The Grantee authorizes the Company and/or the Employer, at its discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding a portion of the Shares issued as payment for vested Restricted Stock Units that have an aggregate market value sufficient to pay all Tax-Related Items required to be withheld by the Company and/or the Employer with respect to the vesting of the Restricted Stock Units and issuance of the Shares, unless the Company, in its sole discretion, either requires or otherwise permits the Grantee to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations. The number of Shares withheld pursuant to the prior sentence will be no greater than the minimum statutory rate of withholding and will be rounded up to the nearest whole Share, with no refund for any value of the Shares withheld in excess of the tax obligation as a result of such rounding.

          If the obligation of Tax-Related Items is satisfied by reducing the number of Shares delivered as described herein, the Grantee is deemed to have been issued the full number of Shares subject to the award of Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the award.
          If the foregoing method of withholding is prohibited or insufficient to satisfy all Tax-Related Items required to be withheld by the Company and/or the Employer with respect to the vesting of the Restricted Stock Units and issuance of the Shares or if the Company, in its discretion, determines not to apply the foregoing method of withholding, then the Grantee hereby authorizes the Company and/or the Employer to satisfy such obligations by one or a combination of the following: (a) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer, to the maximum extent permitted by law; or (b) selling the applicable number of Shares or arranging for the sale of the applicable number of Shares (in either case on the Grantee’s behalf and at the Grantee’s discretion pursuant to this authorization) issued in settlement of vested Restricted Stock Units and retaining the requisite proceeds from such sale.
          Finally, the Grantee shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver to the Grantee any Shares pursuant to the award if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items, as described in this Section 9.
     10. Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
     11. No Effect on Employment. Subject to any employment contract with the Grantee, the terms of such employment will be determined from time to time by the Company, or the Subsidiary employing the Grantee, as the case may be, and the Company, or the Subsidiary employing the Grantee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Grantee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth on the first page of this Agreement do not constitute an express or implied promise of continued employment for any period of time. A leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Company or the Subsidiary employing the Grantee, as the case may be, shall not be deemed a termination of the Grantee’s relationship with the Company or its Subsidiary as a Service Provider for the purposes of this Agreement.
     12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Stock Administrator, at 1745 Technology Drive, San Jose, California, 95110, USA, or at such other address as the Company may hereafter designate in writing, with a copy to the Company, C/O General Counsel, 1745 Technology Drive, San Jose, California, 95110, USA.
     13. Grant is Not Transferable. Except to the limited extent provided in this Agreement or the Plan, this grant of Restricted Stock Units and the rights and privileges conferred hereby will not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until the Grantee has been issued Shares in payment of the Restricted Stock Units. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
     14. Restrictions on Sale of Securities. The Shares issued as payment for vested Restricted Stock Units under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt. However, a Grantee’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other U.S. securities laws or other Applicable Laws.
     15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     16. Additional Conditions to Issuance of Certificates for Shares. The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal or non-U.S. law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal or non-U.S. governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Vesting Date of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.
     17. Plan Governs. This Agreement and the Appendix B are subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Appendix B and one or more provisions of the Plan, the provisions of the Plan will govern.
     18. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Grantee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
     19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

     20. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
     21. Modifications to the Agreement. This Agreement, including Appendix A and B, together with the Plan, constitutes the entire understanding of the parties on the subjects covered, subject to any applicable pre-existing agreement or agreement entered into after the date hereof relating to full or partial acceleration of vesting in the event of a change of control of the Company (or similar event). The Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein or expressly contemplated above. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Grantee, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this award of Restricted Stock Units. Notwithstanding the foregoing, if required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), no Restricted Stock Units will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) earlier than six (6) months and one (1) day following the date of the Termination of the Grantee’s relationship with the Company as a Service Provider, subject to Section 9.
     22. Amendment, Suspension or Termination of the Plan. By accepting this Restricted Stock Units award, the Grantee expressly warrants that he or she has received a right to receive stock under the Plan, and has received, read and understood a description of the Plan. The Grantee understands that the Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, except as otherwise provided in the Plan and/or the Agreement.
     23. Labor Law and Nature of Grant. In accepting the award of Restricted Stock Units, the Grantee acknowledges that:
          (a) the Plan is established voluntarily by the Company;
          (b) the award of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded repeatedly in the past;
          (c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
          (d) the Grantee’s participation in the Plan is voluntary;
          (e) the award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and that is outside the scope of the Grantee’s employment or service contract, if any;

          (f) the award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;
          (g) in the event that the Grantee is not an employee of the Company, the award will not be interpreted to form an employment or service contract or relationship with the Company; and, furthermore, the award will not be interpreted to form an employment or service contract or relationship with the Employer or any Parent or other successor or a Subsidiary of the Company;
          (h) the future value of the underlying Shares is unknown and cannot be predicted with certainty;
          (i) in consideration of the award of Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from termination of the award or from any diminution in value of the award or Shares received upon vesting of the award resulting from termination of the Grantee’s employment or service by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Grantee irrevocably releases the Company and/or the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Grantee shall be deemed irrevocably to have waived the Grantee’s entitlement to pursue such claim;
          (j) the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the acquisition or sale of Shares; and
          (k) the Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.
     24. Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Notice of Grant and this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.
          The Grantee understands that the Company and the Employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
          The Grantee understands that Data will be transferred to E*Trade or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands the recipients of Data may be located in the Grantee’s country, in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company, E*Trade and any other potential recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusing or withdrawing consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.
     25. Notice of Governing Law. This award of Restricted Stock Units shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the award of Restricted Stock Units, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted on in the courts of Santa Clara County, California or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
     26. Language. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.
     27. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means, or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     28. Appendix B. Notwithstanding any provision in this Agreement or any other Plan documents to the contrary, the award of Restricted Stock Units shall be subject to any special terms and conditions as set forth in the Appendix B to this Agreement for the Grantee’s country of residence, if any. The Appendix B, if any, constitutes part of this Agreement.

APPENDIX B
TO TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
SPECIAL PROVISIONS FOR GRANTEES OUTSIDE THE UNITED STATES
     This Appendix B, which is part of the Agreement, includes additional terms and conditions of the award of Restricted Stock Units that will apply to Grantees in the countries listed below. Please note that the exchange control information provided below is current as of April 2007. However, exchange controls are subject to change and the Grantee should consult his or her personal advisor(s) with respect to the applicable exchange controls (if any) which may apply to the vesting of the Restricted Stock Units, acquisition and/or sale of the Shares. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan, the Agreement and the Notice of Grant.
Australia
     No special provisions.
Austria
Consumer Protection Act Notice
     The Grantee acknowledges that he or she may be entitled to revoke the Agreement on the basis of the Austrian Consumer Protection Act according the following rules:
(i)	If the Grantee receives the award of Restricted Stock Units under the Plan outside the business premises of the Company, the Grantee may be entitled to revoke his or her acceptance of the Agreement. The revocation must be made within one week after the Grantee has signed the Notice of Grant.

(ii)	The revocation must be in written form to be valid. It is sufficient if the Grantee returns the Agreement to the Company or the Company’s representative with language that can be understood as his or her refusal to conclude or honor the Agreement. It is sufficient if the revocation is sent within the period discussed above.
Belgium
Tax Compliance
     The Grantee is required to report any taxable income attributable to the award of Restricted Stock Units on his or her annual tax return. In addition, the Grantee is required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return.

Brazil
Intent to Comply with Law
     By accepting this award of Restricted Stock Units, the Grantee acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the vesting of the Restricted Stock Units and the sale of Shares.
Exchange Control Reporting
     A Grantee resident or domiciled in Brazil will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Shares of Company stock.
Canada
Consent to Receive Information in English for Quebec Grantees
     The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
     Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.
Securities Law Information
     The Grantee is permitted to sell Shares acquired in settlement of the Restricted Stock Units through the designated broker appointed under the Plan provided the resale of Shares acquired in settlement of the Restricted Stock Units takes place outside of Canada through facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select market in the United States.
China
Exchange Control Information
     Exchange control approval/reporting requirements may apply when the Grantee sells Shares and repatriates the proceeds to China. As a result, the Grantee should consult with his/her personal advisor as to the process for repatriating the proceeds to China.
Germany
No special provisions.

Hong Kong
Restricted Stock Units Payable Only in Shares
     Restricted Stock Units awarded to Grantees in Hong Kong shall be paid in Shares only. In no event shall any of such Restricted Stock Units be paid in cash, notwithstanding any discretion contained in the Plan or any provisions in the Agreement to the contrary.
Securities Law Notice
     This offer of Restricted Stock Units and the Shares subject to the Restricted Stock Units is not a public offer of securities and is available only for employees of the Company or any parent or Subsidiary participating in the Plan. The contents of this Appendix B, the Agreement and the Plan have not been reviewed by any regulatory authority in Hong Kong. The Grantee is advised to exercise caution in relation to this offer of Restricted Stock Units. If the Grantee has any doubt as to the contents of this Appendix B, the Agreement or the Plan, the Grantee should obtain independent professional advice.
Israel
Data Privacy Consent
     Grantee’s right to protect his or her personal data in connection with the Plan might be restricted under certain circumstances. Specifically, the Company or the Company’s Israeli Subsidiary may be required to disclose to the Israeli tax authorities information on grants, vesting and sales under the Plan.
Italy
Plan Document Acknowledgement
     By accepting the award of Restricted Stock Units, the Grantee acknowledges that he or she has received a copy of the Plan, has review the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.
     The Grantee further acknowledges that he or she has read and specifically and expressly approves the following clauses in the Agreement: Paragraph 9: Withholding of Taxes; Paragraph 13: Grant is Not Transferable; Paragraph 23: Labor Law and Nature of Grant; Paragraph 25: Notice of Governing Law; and the Data Privacy Consent below.
Data Privacy Consent
     Notwithstanding Paragraph 24 or any other provision of the Agreement, Grantee agrees that the following shall apply with regard to data privacy in Italy:
     Grantee hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of personal data as described in this section of Appendix B by and among, as applicable, the Employer and the Company and any of its Subsidiaries for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan.
     Grantee understands that the Employer, the Company and any of its Subsidiaries may hold certain personal information about Grantee, including, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of the award of Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor, for the exclusive purpose of managing and administering the Plan (“Data”).
     Grantee also understands that providing the Company with Grantee’s Data is necessary for the performance of the Plan and that Grantee’s denial to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Grantee’s ability to participate in the Plan. The Controller of personal data processing is Brocade Communications Systems, Inc., with registered offices at 1745 Technology Drive, San Jose, California, 95110, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is [insert name of Brocade’s Italian subsidiary] with registered offices at [insert address], Italy. Grantee understands that Grantee’s Data will not be publicized, but it may be transferred to E*Trade or other third parties, banks, other financial institutions or brokers involved in the management and administration of the Plan. Grantee further understands that the Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Grantee’s participation in the Plan, and that the Company and/or its Subsidiaries may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to E*Trade            or another            third party with whom Grantee may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing Grantee’s participation in the Plan. Grantee understands that these recipients may be located in the European Economic Area, or elsewhere, such as the U.S. or Asia. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Grantee’s Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
     Grantee understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
     The processing activity, including communication, the transfer of Grantee’s Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require Grantee’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. Grantee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Grantee has the right to, including but not limited to, access, delete, update, ask for rectification of Grantee’s Data and estop, for legitimate reason, the Data processing. Furthermore, Grantee is aware that Grantee’s Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting Grantee’s local human resources department.
Japan
     No special provisions.
Korea
Exchange Control Information
     If Grantee realizes US$500,000 or more from the sale of Shares acquired in settlement of the Restricted Stock Units, Grantee will be required to repatriate the sale proceeds back to Korea within 18 months of sale.
Mexico
     Policy Statement. La invitación que la Compañía hace en relación con el Plan es unilateral y discrecional, por lo tanto, la Compañía se reserva el derecho absoluto para modificar o terminar el mismo en cualquier momento, sin ninguna responsabilidad para el Opcionante. Esta invitación y, en el caso del Opcionante, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre el Opcionante y la Compañía. Tampoco establece derecho alguno entre el Opcionante y su empleador.
     English Translation. The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to the Grantee. This invitation and, in the Grantee’s case, the acquisition of Shares does not, in any way, establish a labor relationship between the Grantee and the Company and it does not establish any rights between the Grantee and the Employer.
Netherlands
Notification For Dutch Grantees
     The Grantee has been granted Restricted Stock Units under the Plan, pursuant to which the Grantee may acquire shares of the Company’s Shares. Grantees that are residents of the Netherlands should be aware of the Dutch insider trading rules, which may impact the sale of Shares issued upon vesting of the Restricted Stock Units. In particular, the Grantee may be prohibited from effecting certain Share transactions if he or she has insider information regarding the Company.
     Below is a discussion of the applicable restrictions. The Grantee is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, we recommend that the Grantee consults with his or her legal advisor. Please note that the Company cannot be held liable if a Grantee violates the Dutch insider rules. The Grantee is responsible for ensuring his or her compliance with these rules.
     By entering into the Agreement and participating in the Plan, the Grantee acknowledges having read and understood the Notification and acknowledges that it is his or her responsibility to comply with the Dutch insider trading rules, as discussed herein.
Prohibition Against Insider Trading
     Dutch securities laws prohibit insider trading. Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Company or its Dutch Subsidiary who has inside information as described above.
     Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Subsidiary may have inside information and thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when he or she had such inside information.
Singapore
Securities Law Notification
     The grant of the award of Restricted Stock Units under the Plan is being made on a private basis and is, therefore, exempt from registration in Singapore.
Director Notification
     If the Grantee is a director, associate director or shadow director of a Singapore Subsidiary or affiliate of the Company, the Grantee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary or affiliate in writing when the Grantee receives an interest (e.g., Restricted Stock Units, Shares) in the Company or any related companies. Please contact the Company to obtain a copy of the notification form. In addition, the Grantee must notify the Singapore Subsidiary or affiliate when the Grantee sells Shares of the Company or any related company (including when the Grantee sells Shares acquired pursuant to this award). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of the Grantee’s interests in the Company or any related company within two days of becoming a director.

Spain
Labor Law Acknowledgement
     In accepting the Restricted Stock Unit award, the Grantee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan and the Agreement. The Grantee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company or its Subsidiaries or affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that the grant will not bind the Company or any of its Subsidiaries or affiliates. Consequently, the Grantee understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units or the Shares acquired pursuant to the award shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Grantee understands that this award would not be made to the Grantee but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Restricted Stock Units shall be null and void.
Exchange Control Requirements
     To participate in the Plan, the Grantee must comply with exchange control regulations in Spain. The acquisition of Shares under the Plan must be declared for statistical purposes to the Spanish Dirección General de Política Comercial e Inversiones Exteriores (the “DGPCIE”), the Bureau for Commercial Policy and Foreign Investments, which is a department of the Ministry of the Economy. The Grantee must make the declaration himself or herself by filing a form with the DGPCIE. When receiving foreign currency payments derived from the ownership of Shares (i.e., dividends or sale proceeds), the Grantee must inform the financial institution receiving the payment of the basis upon which such payment is made. The Grantee will need to provide the institution with the following information: (i) the Grantee’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) further information that may be required. If the Grantee acquires Shares under the Plan and wishes to import the ownership title of such Shares (i.e., share certificates) into Spain, the Grantee must declare the importation of such securities to the DGPCIE.
Securities Law Notice
     The grant of Restricted Stock Units and the Shares issued pursuant to the award are considered a private placement outside of the scope of Spanish laws on public offerings and issuances.
Switzerland
     No special provisions.

Taiwan
     No special provisions.
UAE
     No special provisions.
* * * * *

[FORM OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT –
MARKET CAPITALIZATION GROWTH]
BROCADE COMMUNICATIONS SYSTEMS, INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
NOTICE OF GRANT
[GRANTEE NAME]
[GRANTEE ADDRESS]
     You (“Grantee”) have been granted an award of Restricted Stock Units under the Company’s Amended and Restated 1999 Stock Plan (the “Plan”). The date of this Restricted Stock Unit Agreement (the “Agreement”) is the Grant Date defined below. Subject to the provisions of Appendix A, any appendix to the Agreement for Grantee’s country of residence (for non-US employees) and the Plan, all of which are attached hereto and incorporated herein in their entirety, the principal features of this Award are as follows:

Grant Date:	[ ] (the “Grant Date”)

Maximum Number of Restricted Stock Units:	[ ] (the “Maximum Number of Restricted Stock Units”)

Pool Percentage:	[ ]

Grantee Percentage of Restricted Stock Unit Pool:	[ ]%

Performance Period:	[PERFORMANCE PERIOD BEGIN DATE] through [PERFORMANCE PERIOD END DATE] (subject to Section 4(c) of Appendix A) (the “Performance Period”).

Performance Matrix:	The number of Restricted Stock Units in which you may vest in accordance with the Vesting Schedule will depend upon the Company’s Market Capitalization Growth Rate as compared to the QQQQ Growth Rate for the Performance Period and will be determined in accordance with Section 1 of Appendix A.

For this purpose, “Market Capitalization Growth Rate” means the percentage growth in the Market Capitalization of the Company during the Performance Period determined by comparing the Market Capitalization of the Company as of the day immediately preceding the commencement of the Performance Period with the Market Capitalization of the Company as of the last day of the Performance Period.

For this purpose, “QQQQ Growth Rate” means, as to the Performance Period, the total return (change in share price plus reinvestment of any dividends) of a share of Nasdaq-100 Index Tracking Stock issued by the PowerShares QQQ Trust, Series 1 (or any successor fund), denominated as a percentage. For purposes of the preceding sentence, the “change in share price” will be determined by comparing the 10-day trading average of Nasdaq-100 Index Tracking Stock as of the day immediately preceding the commencement of the Performance Period with the 10-day trading average of Nasdaq-100 Index Tracking Stock as of the last day of the Performance Period. For this purpose, the “10-day trading average of Nasdaq-100 Index Tracking Stock” will mean the average closing sales price of one share of Nasdaq-100 Index Tracking Stock for the 10 most recent trading days ending on, and including, the relevant date, as reported on the established stock exchange or national market system on which Nasdaq-100 Index Tracking Stock is listed.

For additional definitions of terms used in this Agreement, please see Section 1(c) of Appendix A.

Vesting Schedule:	The Grantee will vest on the date the Administrator determines the number of Restricted Stock Units earned in accordance with the Performance Matrix and Section 1 of Appendix A (the “Vesting Date”), provided that such determination will be made within 30 days after the end of the Performance Period. Except as otherwise provided in Appendix A, the Grantee will not vest in the Restricted Stock Units unless he or she remains a Service Provider through the Vesting Date.
     Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A, Appendix B, if any, and the Plan. For example, important additional information on vesting and forfeiture of the Restricted Stock Units is contained in Sections 3 through 5 and Section 7 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, APPENDIX B, IF ANY, AND THE PLAN, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS AWARD.

BROCADE COMMUNICATIONS SYSTEMS, INC.	GRANTEE

Signature	Signature

Print Name	Print Name

Title

APPENDIX A
TERMS AND CONDITIONS OF PERFORMANCE-BASED RESTRICTED STOCK UNITS
     Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.
     1. Grant.
          (a) The Company hereby grants to the Grantee under the Plan an award of Restricted Stock Units, subject to all of the terms and conditions in this Agreement, Appendix B, if any, and the Plan. For each Restricted Stock Unit that vests, the Grantee will be entitled to receive one (1) Share (subject to automatic adjustment for stock splits, combinations and the like pursuant to Section 14 of the Plan).
          (b) The number of Restricted Stock Units in which the Grantee may vest will depend upon the Company’s Market Capitalization Growth Rate as compared to the QQQQ Growth Rate for the Performance Period and will be determined following the end of the Performance Period as follows:
               (i) The QQQQ Growth Rate for the Performance Period will be compared to the Company’s Market Capitalization Growth Rate for the Performance Period;
               (ii) If the QQQQ Growth Rate for the Performance Period equals or exceeds the Company’s Market Capitalization Growth Rate for the Performance Period, this Restricted Stock Unit award will immediately terminate and the Restricted Stock Units granted hereunder will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company;
               (iii) To the extent the Company’s Market Capitalization Growth Rate for the Performance Period exceeds the QQQQ Growth Rate for the Performance Period (the “Excess Growth Rate”), the Company’s Market Capitalization as of the day immediately preceding the commencement of the Performance Period will be multiplied by the Excess Growth Rate. For the avoidance of doubt, if both rates are negative, the Company’s Market Capitalization Growth Rate will exceed the QQQQ Growth Rate for purposes of the previous sentence to the extent that the Company’s Market Capitalization Growth Rate is a larger number than the QQQQ Growth Rate, and the Excess Growth Rate will be the difference between the two rates. For example, if the Company’s Market Capitalization Growth Rate is -10% and the QQQQ Growth Rate is -20%, the Company’s Market Capitalization Growth Rate is higher than the QQQQ Growth Rate, and the Excess Growth Rate is 10%. The resulting dollar value (rounded down to the nearest whole dollar) will be referred to herein as the “Market Capitalization Gain”;
               (iv) The Market Capitalization Gain will be multiplied by the Pool Percentage set forth on the Notice of Grant. The resulting dollar value (rounded down to the nearest whole dollar) will be referred to herein as the “Restricted Stock Unit Pool”;
               (v) The Restricted Stock Unit Pool will be multiplied by the Grantee Percentage of Restricted Stock Unit Pool set forth on the Notice of Grant and rounded down to the nearest whole dollar; and

               (vi) The dollar value determined in accordance with Section 1(b)(v) above will be divided by the 10-Day Trading Average of the Company’s Common Stock as of the last day of the Performance Period (rounded down to the nearest whole number), resulting in a preliminary number of Restricted Stock Units.
               The number of Restricted Stock Units in which the Grantee may vest in accordance with the Vesting Schedule set forth on the Notice of Grant will be the lesser of (A) the preliminary number of Restricted Stock Units determined in accordance with Section 1(b)(vi) above or (B) the Maximum Number of Restricted Stock Units; provided, however, that the Administrator, in its sole discretion, may, within 30 days after the end of the Performance Period, eliminate or reduce the number of Restricted Stock Units determined in accordance with this Section 1. For the avoidance of doubt, once the number of Restricted Stock Units have been determined in accordance with the preceding sentence, the Grantee will vest in such number of Restricted Stock Units in accordance with the Vesting Schedule and the Administrator may not further eliminate or reduce such number of Restricted Stock Units. In any event, the Administrator shall not be entitled to eliminate or reduce the number of Restricted Stock Units determined in accordance with this Section 1 following a Change of Control.
     Example for illustration purposes only:

A	Market Capitalization as of the day immediately preceding the commencement of the Performance Period	$4,118,055,000

B	Pool Percentage	2%

C	Grantee Percentage of Restricted Stock Unit Pool	5%

D	Market Capitalization Growth Rate for the Performance Period	20%

E	QQQQ Growth Rate for the Performance Period	10%

F	Excess Growth Rate (D – E)	10%

G	Market Capitalization Gain determined by multiplying the Market Capitalization as of the day immediately preceding the commencement of the Performance Period by the Excess Growth Rate (A x F)	$ 411,805,500

H	Restricted Stock Unit Pool determined by multiplying the Market Capitalization Gain by the Pool Percentage (B x G)	$ 8,236,110

I	Dollar value of the Grantee’s award determined by multiplying the Restricted Stock Unit Pool by the Grantee’s Percentage of Restricted Stock Unit Pool (C x H)	$ 411,805

J	10-Day Trading Average of the Company’s Common Stock as of the last day of the Performance Period	$ 11.72

K	Number of Restricted Stock Units in which the Grantee may vest, subject to the Administrator’s discretion to eliminate or reduce this number (I ÷ J)	35,136

          (c) Definitions.
               (i) “Market Capitalization” will mean, as of any date, the value equal to the 10-Day Trading Average of the Company’s Common Stock multiplied by the number of Shares outstanding as of market close on such date. Market Capitalization will be appropriately adjusted by the Administrator for the effects of any stock acquisitions, other than acquisitions of private companies with a purchase price equal to or less than $100 million, made during the Performance Period by subtracting (A) the Company’s purchase price for the acquired company as of the date of the initial, public announcement by the Company of the entry into a definitive agreement by and between the acquired company and the Company (the “Press Release”), from (B) the Market Capitalization of the Company as of the end of the Performance Period. For purposes of the preceding sentence, the “Company’s purchase price” will mean the estimated value of the total consideration to be paid by the Company to the acquired company’s stockholders (in their capacity as stockholders), as set forth in the Company’s Press Release, less any cash consideration. If the Company’s Press Release does not set forth the estimated value of the consideration to be paid by the Company to the acquired company’s stockholders, the “Company’s purchase price” will mean the value, as of the date of the Press Release, equal to the product of (i) the actual number of shares of the Company’s Common Stock issued in exchange for the shares of the acquired company’s stock multiplied by (ii) the Fair Market Value of the Company’s Common Stock as of the market close on the last market trading day immediately prior to the date of the Press Release.
               (ii) “10-Day Trading Average of the Company’s Common Stock” will mean the average closing sales price of one share of the Company’s Common Stock for the 10 most recent trading days ending on, and including, the relevant date, as reported on the established stock exchange or national market system on which the Company’s Common Stock is listed (or, in the absence of an established market, as determined in good faith by the Administrator).
          (d) When Shares are paid to the Grantee in payment for the Restricted Stock Units, par value will be deemed paid by the Grantee for each Restricted Stock Unit by past services rendered by the Grantee, and will be subject to the appropriate tax withholdings.
     2. Company’s Obligation to Pay. Each Restricted Stock Unit has a value equal to the Fair Market Value of a Share on the date that the Restricted Stock Unit is granted. Unless and until the Restricted Stock Units have vested in the manner set forth in Sections 3 through 5, the Grantee will have no right to payment of such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation. Payment of any vested Restricted Stock Units shall be made in whole Shares only and any fractional shares will be forfeited at the time of payment.
     3. Vesting Schedule/Period of Restriction. Except as provided in Sections 4 and 5, and subject to Section 7, the Restricted Stock Units awarded by this Agreement shall vest in accordance with the vesting provisions set forth on the Notice of Grant and Section 1 of this Agreement. Except as otherwise provided herein, Restricted Stock Units shall not vest in accordance with any of the provisions of this Agreement unless the Grantee remains a Service Provider through the Vesting Date.
     4. Modifications to Vesting Schedule.
          (a) Vesting upon Leave of Absence. In the event that the Grantee takes an authorized leave of absence (“LOA”), the Restricted Stock Units awarded by this Agreement that are eligible to be earned shall either: (i) not be affected, or (ii) be deferred for a period of time equal to the duration of such LOA, based on the Company’s LOA policy in effect at such time as determined by the Company in its sole discretion.

          (b) Death or Disability of Grantee. In the event that the Grantee’s relationship with the Company as a Service Provider is terminated during the Performance Period due to his or her death or Disability, the vesting of the Restricted Stock Units subject to this Restricted Stock Unit award shall be forfeited on the date of the Grantee’s death or Disability.
          (c) Change of Control. In the event of a Change of Control (as defined below) during the Performance Period, the Performance Period shall be deemed to end immediately prior to the date of the Press Release for purposes of determining the Company’s Market Capitalization Growth Rate and the QQQQ Growth Rate and the number of Restricted Stock Units in which the Grantee will be entitled to vest will be determined by the Administrator (as in existence prior to the Change in Control) in accordance with the Performance Matrix and Section 1 of this Appendix A. The Grantee shall vest in the number of Restricted Stock Units determined based on the preceding sentence immediately prior to and contingent upon the Change of Control (the “New Vesting Date”) (unless vested earlier in accordance with the terms of this Award, Section 14(c) of the Plan or any employment or change of control agreement by and between the Company and the Grantee and provided that the Grantee remains a Service Provider through the New Vesting Date or as otherwise set forth in this Agreement). In accordance with Section 1 of this Appendix A, the Administrator shall not be entitled to eliminate or reduce the number of Restricted Stock Units determined in accordance with Section 1 of Appendix A following a Change of Control.
          (d) Definition of Change of Control. For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following events:
               (1) the consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
               (2) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
               (3) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or
               (4) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.
     5. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If the Administrator, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units, the payment of such accelerated Restricted Stock Units nevertheless shall be made at the same time or times as if such Restricted Stock Units had vested in accordance with the Vesting Schedule set forth on the Notice of Grant or as otherwise provided herein (whether or not the Grantee remains employed by the Company or by one of its Subsidiaries as of such date(s)), unless an earlier payment date, in the judgment of the Administrator, would not cause the Grantee to incur an additional tax under Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder (“Section 409A”).
     6. Payment after Vesting. Any Restricted Stock Units that vest in accordance with Sections 3 through 5 of this Agreement will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) as soon as practicable following the Vesting Date, subject to Section 10, but no later than March 15th of the calendar year following the Vesting Date. Notwithstanding the foregoing, if the Grantee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, any Restricted Stock Units that vest on account of the termination of the Grantee’s relationship with the Company as a Service Provider will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) no earlier than six (6) months and one (1) day following the date of the termination of the Grantee’s relationship with the Company (or any Parent or Subsidiary of the Company) as a Service Provider, subject to Section 10.
     7. Forfeiture of Unvested Restricted Stock Units. The balance of the Restricted Stock Units that have not vested pursuant to Sections 3 through 5 at the time of the termination of the Grantee’s relationship with the Company (or any Parent or Subsidiary of the Company) as a Service Provider for any or no reason will be forfeited.
     8. Conditions Requiring Forfeiture of Shares. Notwithstanding any provision in this Agreement to the contrary, the Company may demand that the Grantee forfeit and transfer to, and the Grantee hereby agrees that, within thirty (30) days of such demand, the Grantee will (i) forfeit and transfer to, the Company that number of Shares equal to the number of Shares issued as payment for vested Restricted Stock Units under this Agreement, or (ii) tender to the Company a cash payment in immediately available funds in an amount equal to the number of Shares issued as payment for the vested Restricted Stock Units under this Agreement multiplied by the Fair Market Value of a Share on the Vesting Date, in the event the Board, in its reasonable discretion, determines within four (4) years following the Performance Period but in any event prior to a Change of Control that the Grantee committed financial-based fraud with respect to the Company’s financial statements filed with the Securities and Exchange Commission requiring the restatement of such financial statements and such fraud positively impacted the Market Capitalization Growth Rate during the Performance Period. Except for any applicable offset of amounts reimbursed, nothing herein, including any determination by the Board contemplated by this Section 8, shall limit or otherwise waive any Company right of recovery or obligation of reimbursement by applicable executive officers under Section 304 of the Sarbanes Oxley Act of 2002.
     9. [Reserved.]
     10. Withholding of Taxes.
          (a) General. Regardless of any action the Company and/or the Grantee’s employer (the “Employer”) take with respect to any or all income tax (including U.S. federal, state,

local and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholdings (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and that the Company and/or the Employer (i) make no guarantees or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, the delivery of Shares, the subsequent sale of any Shares received at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the award to reduce or eliminate the Grantee’s liability for Tax-Related Items.
          (b) Payment of Tax-Related Items. The Grantee authorizes the Company and/or the Employer, at its discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding a portion of the Shares issued as payment for vested Restricted Stock Units that have an aggregate market value sufficient to pay all Tax-Related Items required to be withheld by the Company and/or the Employer with respect to the vesting of the Restricted Stock Units and issuance of the Shares, unless the Company, in its sole discretion, either requires or otherwise permits the Grantee to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations. The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no refund for any value of the Shares withheld in excess of the tax obligation as a result of such rounding.
          If the obligation of Tax-Related Items is satisfied by reducing the number of Shares delivered as described herein, the Grantee is deemed to have been issued the full number of Shares subject to the award of Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the award.
          If the foregoing method of withholding is prohibited or insufficient to satisfy all Tax-Related Items required to be withheld by the Company and/or the Employer with respect to the vesting of the Restricted Stock Units and issuance of the Shares or if the Company, in its discretion, determines not to apply the foregoing method of withholding, then the Grantee hereby authorizes the Company and/or the Employer to satisfy such obligations by one or a combination of the following: (i) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer, to the maximum extent permitted by law; or (ii) selling the applicable number of Shares or arranging for the sale of the applicable number of Shares (in either case on the Grantee’s behalf and at the Grantee’s discretion pursuant to this authorization) issued in settlement of vested Restricted Stock Units and retaining the requisite proceeds from such sale.
          Finally, the Grantee shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver to the Grantee any Shares pursuant to the award if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items, as described in this Section 10.
     11. Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
     12. No Effect on Employment. Subject to any employment contract with the Grantee, the terms of such employment will be determined from time to time by the Company, or the Subsidiary employing the Grantee, as the case may be, and the Company, or the Subsidiary employing the Grantee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Grantee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the Vesting Schedule set forth on the Notice of Grant do not constitute an express or implied promise of continued employment for any period of time. A leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Company or the Subsidiary employing the Grantee, as the case may be, shall not be deemed a termination of the Grantee’s relationship with the Company as a Service Provider for the purposes of this Agreement.
     13. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Stock Administrator, at 1745 Technology Drive, San Jose, CA 95110, or at such other address as the Company may hereafter designate in writing, with a copy to the Company, C/O General Counsel, 1745 Technology Drive, San Jose, CA 95110.
     14. Grant is Not Transferable. Except to the limited extent provided in this Agreement or the Plan, this grant of Restricted Stock Units and the rights and privileges conferred hereby will not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until the Grantee has been issued Shares in payment of the Restricted Stock Units. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
     15. Restrictions on Sale of Securities. The Shares issued as payment for vested Restricted Stock Units under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt. However, a Grantee’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.
     16. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     17. Additional Conditions to Issuance of Certificates for Shares. The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Vesting Date of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.
     18 Plan Governs. This Agreement and Appendix B, if any, are subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or Appendix B, if any, and one or more provisions of the Plan, the provisions of the Plan will govern.
     19. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Grantee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
     20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     21. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
     22. Modifications to the Agreement. This Agreement, together with the Plan and Appendix B, if any, constitutes the entire understanding of the parties on the subjects covered, subject to any applicable pre-existing agreement or agreement entered into after the date hereof relating to full or partial acceleration of vesting in the event of a change of control of the Company (or similar event). The Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein or expressly contemplated above. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Grantee, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this award of Restricted Stock Units.
     23. Amendment, Suspension or Termination of the Plan. By accepting this Restricted Stock Units award, the Grantee expressly warrants that he or she has received a right to receive stock under the Plan, and has received, read and understood a description of the Plan. The Grantee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
     24. Labor Law and Nature of Grant. In accepting the award of Restricted Stock Units, the Grantee acknowledges that:

          (a) the Plan is established voluntarily by the Company;
          (b) the award of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded repeatedly in the past;
          (c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
          (d) the Grantee’s participation in the Plan is voluntary;
          (e) the award is an extraordinary item that is outside the scope of the Grantee’s employment or service contract, if any;
          (f) the award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
          (g) in the event that the Grantee is not an employee of the Company, the award will not be interpreted to form an employment or service contract or relationship with the Company; and, furthermore, the award will not be interpreted to form an employment or service contract or relationship with the Employer or any Parent or other successor or a Subsidiary of the Company;
          (h) the future value of the underlying Shares is unknown and cannot be predicted with certainty;
          (i) the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the acquisition or sale of Shares; and
          (j) the Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.
     25. Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Notice of Grant and this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.
          The Grantee understands that the Company and the Employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
          The Grantee understands that Data will be transferred to E*Trade or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands the recipients of Data may be located in the Grantee’s country, in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company, E*Trade and any other potential recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusing or withdrawing consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.
     26. Notice of Governing Law. This award of Restricted Stock Units shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflict of laws.
     27. Language. If the Grantee has received this Agreement, Appendix B, if any, or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.
     28. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means, or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     29. Appendix B. Notwithstanding any provision in this Agreement or any other Plan documents to the contrary, the award of Restricted Stock Units shall be subject to any special terms and conditions as set forth in the Appendix B, if any, to this Agreement for the Grantee’s country of residence outside the United States, if any. The Appendix B, if any, constitutes part of this Agreement.

APPENDIX B
APPENDIX B
TO TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
SPECIAL PROVISIONS FOR GRANTEES OUTSIDE THE UNITED STATES
     This Appendix B, which is part of the Agreement, includes additional terms and conditions of the award of Restricted Stock Units that will apply to Grantees in the countries listed below. Please note that the exchange control information provided below is current as of April 2007. However, exchange controls are subject to change and the Grantee should consult his or her personal advisor(s) with respect to the applicable exchange controls (if any) which may apply to the vesting of the Restricted Stock Units, acquisition and/or sale of the Shares. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan, the Agreement and the Notice of Grant.
Australia
     No special provisions.
Austria
Consumer Protection Act Notice
     The Grantee acknowledges that he or she may be entitled to revoke the Agreement on the basis of the Austrian Consumer Protection Act according the following rules:
(i)	If the Grantee receives the award of Restricted Stock Units under the Plan outside the business premises of the Company, the Grantee may be entitled to revoke his or her acceptance of the Agreement. The revocation must be made within one week after the Grantee has signed the Notice of Grant.

(ii)	The revocation must be in written form to be valid. It is sufficient if the Grantee returns the Agreement to the Company or the Company’s representative with language that can be understood as his or her refusal to conclude or honor the Agreement. It is sufficient if the revocation is sent within the period discussed above.
Belgium
Tax Compliance
     The Grantee is required to report any taxable income attributable to the award of Restricted Stock Units on his or her annual tax return. In addition, the Grantee is required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return.

RSU Agreement — Appendix B	1	Dated August 14, 2007

APPENDIX B
Brazil
Intent to Comply with Law
     By accepting this award of Restricted Stock Units, the Grantee acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the vesting of the Restricted Stock Units and the sale of Shares.
Exchange Control Reporting
     A Grantee resident or domiciled in Brazil will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Shares of Company stock.
Canada
Consent to Receive Information in English for Quebec Grantees
     The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
     Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.
Securities Law Information
     The Grantee is permitted to sell Shares acquired in settlement of the Restricted Stock Units through the designated broker appointed under the Plan provided the resale of Shares acquired in settlement of the Restricted Stock Units takes place outside of Canada through facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select market in the United States.
China
Exchange Control Information
     Exchange control approval/reporting requirements may apply when the Grantee sells Shares and repatriates the proceeds to China. As a result, the Grantee should consult with his/her personal advisor as to the process for repatriating the proceeds to China.
Germany
No special provisions.

RSU Agreement — Appendix B	2	Dated August 14, 2007

APPENDIX B
Hong Kong
Restricted Stock Units Payable Only in Shares
     Restricted Stock Units awarded to Grantees in Hong Kong shall be paid in Shares only. In no event shall any of such Restricted Stock Units be paid in cash, notwithstanding any discretion contained in the Plan or any provisions in the Agreement to the contrary.
Securities Law Notice
     This offer of Restricted Stock Units and the Shares subject to the Restricted Stock Units is not a public offer of securities and is available only for employees of the Company or any parent or Subsidiary participating in the Plan. The contents of this Appendix B, the Agreement and the Plan have not been reviewed by any regulatory authority in Hong Kong. The Grantee is advised to exercise caution in relation to this offer of Restricted Stock Units. If the Grantee has any doubt as to the contents of this Appendix B, the Agreement or the Plan, the Grantee should obtain independent professional advice.
India
Fringe Benefit Tax
     By accepting the grant of Restricted Stock Units, the Grantee consents and agrees to satisfy any liability for fringe benefit tax that may be payable by the Company and/or the Employer in connection with the Restricted Stock Units. Further, by accepting the grant of Restricted Stock Units, the Grantee agrees that the Company and/or the Employer may collect the fringe benefit tax from the Grantee by any of the means set forth in Section 9 of the Agreement, withholding from wages or other cash compensation payable to him or her by the Company or the Employer. The Grantee further agrees to execute any other consents or elections required to accomplish the above, promptly upon request of the Company.
Exchange Control Information
     Proceeds from the sale of Shares must be repatriated to India within a reasonable period of time (i.e., two weeks). The Grantee should obtain a foreign inward remittance certificate from the bank for his or her records to document compliance with this requirement and submit a copy of the foreign inward remittance certificate to his or her Employer.
Israel
Data Privacy Consent
     Grantee’s right to protect his or her personal data in connection with the Plan might be restricted under certain circumstances. Specifically, the Company or the Company’s Israeli Subsidiary may be required to disclose to the Israeli tax authorities information on grants, vesting and sales under the Plan.

RSU Agreement — Appendix B	3	Dated August 14, 2007

APPENDIX B
Italy
Plan Document Acknowledgement
     By accepting the award of Restricted Stock Units, the Grantee acknowledges that he or she has received a copy of the Plan, has review the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.
     The Grantee further acknowledges that he or she has read and specifically and expressly approves the following clauses in the Agreement: Paragraph 9: Withholding of Taxes; Paragraph 13: Grant is Not Transferable; Paragraph 23: Labor Law and Nature of Grant; Paragraph 25: Notice of Governing Law; and the Data Privacy Consent below.
Data Privacy Consent
     Notwithstanding Paragraph 24 or any other provision of the Agreement, Grantee agrees that the following shall apply with regard to data privacy in Italy:
     Grantee hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of personal data as described in this section of Appendix B by and among, as applicable, the Employer and the Company and any of its Subsidiaries for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan.
     Grantee understands that the Employer, the Company and any of its Subsidiaries may hold certain personal information about Grantee, including, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of the award of Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor, for the exclusive purpose of managing and administering the Plan (“Data”).
     Grantee also understands that providing the Company with Grantee’s Data is necessary for the performance of the Plan and that Grantee’s denial to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Grantee’s ability to participate in the Plan. The Controller of personal data processing is Brocade Communications Systems, Inc., with registered offices at 1745 Technology Drive, San Jose, California, 95110, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Brocade Communications Italy Srl with registered offices at Largo Rio de Janeiro, 1, 20133 Milano, Italy. Grantee understands that Grantee’s Data will not be publicized, but it may be transferred to E*Trade or other third parties, banks, other financial institutions or brokers involved in the management and administration of the Plan. Grantee further understands that the Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Grantee’s participation in the Plan, and that the Company and/or its Subsidiaries may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer

RSU Agreement — Appendix B	4	Dated August 14, 2007

APPENDIX B
to E*Trade or another third party with whom Grantee may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing Grantee’s participation in the Plan. Grantee understands that these recipients may be located in the European Economic Area, or elsewhere, such as the U.S. or Asia. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Grantee’s Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
     Grantee understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
     The processing activity, including communication, the transfer of Grantee’s Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require Grantee’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. Grantee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Grantee has the right to, including but not limited to, access, delete, update, ask for rectification of Grantee’s Data and estop, for legitimate reason, the Data processing. Furthermore, Grantee is aware that Grantee’s Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting Grantee’s local human resources department.
Japan
     No special provisions.
Korea
Exchange Control Information
     If Grantee realizes US$500,000 or more from the sale of Shares acquired in settlement of the Restricted Stock Units, Grantee will be required to repatriate the sale proceeds back to Korea within 18 months of sale.
Mexico
     Policy Statement. La invitación que la Compañía hace en relación con el Plan es unilateral y discrecional, por lo tanto, la Compañía se reserva el derecho absoluto para modificar o terminar el mismo en cualquier momento, sin ninguna responsabilidad para el Opcionante. Esta invitación y, en el caso del Opcionante, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre el Opcionante y la Compañía. Tampoco establece derecho alguno entre el Opcionante y su empleador.

RSU Agreement — Appendix B	5	Dated August 14, 2007

APPENDIX B
     English Translation. The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to the Grantee. This invitation and, in the Grantee’s case, the acquisition of Shares does not, in any way, establish a labor relationship between the Grantee and the Company and it does not establish any rights between the Grantee and the Employer.
Netherlands
Notification For Dutch Grantees
     The Grantee has been granted Restricted Stock Units under the Plan, pursuant to which the Grantee may acquire shares of the Company’s Shares. Grantees that are residents of the Netherlands should be aware of the Dutch insider trading rules, which may impact the sale of Shares issued upon vesting of the Restricted Stock Units. In particular, the Grantee may be prohibited from effecting certain Share transactions if he or she has insider information regarding the Company.
     Below is a discussion of the applicable restrictions. The Grantee is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, we recommend that the Grantee consults with his or her legal advisor. Please note that the Company cannot be held liable if a Grantee violates the Dutch insider rules. The Grantee is responsible for ensuring his or her compliance with these rules.
     By entering into the Agreement and participating in the Plan, the Grantee acknowledges having read and understood the Notification and acknowledges that it is his or her responsibility to comply with the Dutch insider trading rules, as discussed herein.
Prohibition Against Insider Trading
     Dutch securities laws prohibit insider trading. Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Company or its Dutch Subsidiary who has inside information as described above.
     Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Subsidiary may have inside information and thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when he or she had such inside information.

RSU Agreement — Appendix B	6	Dated August 14, 2007

APPENDIX B
Singapore
Securities Law Notification
     The grant of the award of Restricted Stock Units under the Plan is being made on a private basis and is, therefore, exempt from registration in Singapore.
Director Notification
     If the Grantee is a director, associate director or shadow director of a Singapore Subsidiary or affiliate of the Company, the Grantee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary or affiliate in writing when the Grantee receives an interest (e.g., Restricted Stock Units, Shares) in the Company or any related companies. Please contact the Company to obtain a copy of the notification form. In addition, the Grantee must notify the Singapore Subsidiary or affiliate when the Grantee sells Shares of the Company or any related company (including when the Grantee sells Shares acquired pursuant to this award). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of the Grantee’s interests in the Company or any related company within two days of becoming a director.
Spain
Labor Law Acknowledgement
     In accepting the Restricted Stock Unit award, the Grantee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan and the Agreement. The Grantee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company or its Subsidiaries or affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that the grant will not bind the Company or any of its Subsidiaries or affiliates. Consequently, the Grantee understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units or the Shares acquired pursuant to the award shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Grantee understands that this award would not be made to the Grantee but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Restricted Stock Units shall be null and void.
Exchange Control Requirements
     To participate in the Plan, the Grantee must comply with exchange control regulations in Spain. The acquisition of Shares under the Plan must be declared for statistical purposes to the Spanish Dirección General de Política Comercial e Inversiones Exteriores (the “DGPCIE”), the Bureau for Commercial Policy and Foreign Investments, which is a department of the Ministry

RSU Agreement — Appendix B	7	Dated August 14, 2007

APPENDIX B
of the Economy. The Grantee must make the declaration himself or herself by filing a form with the DGPCIE. When receiving foreign currency payments derived from the ownership of Shares (i.e., dividends or sale proceeds), the Grantee must inform the financial institution receiving the payment of the basis upon which such payment is made. The Grantee will need to provide the institution with the following information: (i) the Grantee’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) further information that may be required. If the Grantee acquires Shares under the Plan and wishes to import the ownership title of such Shares (i.e., share certificates) into Spain, the Grantee must declare the importation of such securities to the DGPCIE.
Securities Law Notice
     The grant of Restricted Stock Units and the Shares issued pursuant to the award are considered a private placement outside of the scope of Spanish laws on public offerings and issuances.
Switzerland
     No special provisions.
Taiwan
     No special provisions.
UAE
     No special provisions.
* * * * *

RSU Agreement — Appendix B	8	Dated August 14, 2007